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                              SUBLICENSE AGREEMENT



This Sublicense Agreement is made as of ________________, 1998, by and among The Ohio National Life Insurance Company (the "Sublicensee"), First Trust Advisors, L.P. ("Licensee") and Dow Jones & Company, Inc. ("Licensor").

WHEREAS, pursuant to that certain License Agreement dated as of November 11, 1997, by and among the Licensor and the Licensee, the Licensor has granted the Licensee a license to use certain copyright, trademark and proprietary rights and trade secrets of the Licensor (the "Dow Jones Marks") in connection with the issuance, distribution, marketing and/or promotion of the specific products (the "Products") described in Appendix A to the License Agreement as amended and incorporated herein;

WHEREAS, for purposes of this Sublicense Agreement the parties hereto stipulate and agree that during the term of this Sublicense Agreement the Sublicensee's Dow Target 10 Trust, each Series thereof and any variable annuity or variable life insurance policy issued by the Sublicensee and investing therein shall be treated as Products;

WHEREAS, the Sublicensee and the Licensee desire to enhance the marketability, sales and performance of the Products offered by the Sublicensee and services in connection therewith;

WHEREAS, the Sublicensee wishes to issue and/or sell the Products and to use and refer to the Dow Jones Marks in connection with the marketing and promotion of the Products;

WHEREAS, the Sublicensee and the Licensee have entered into a Service Agreement under the terms of which the Licensee has agreed to provide certain services and advice essential to the operation of the Sublicensee's Dow Target 10 Trust; and

WHEREAS, all capitalized terms used herein shall have the meanings assigned to them in the License Agreement unless otherwise defined herein,

NOW THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein, the parties hereto agree as follows:

1. LICENSE. Pursuant to Section 1(d) of the License Agreement, the Licensor hereby grants to the Sublicensee a non-exclusive and non-transferable sublicense to use the Dow Jones Marks in connection with the issuance, distribution, marketing and/or promotion of the Products.

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2. TERM. The term of this Sublicense Agreement (the "Sublicense Term") shall commence as of the date hereof and shall remain in full force and effect for the remaining term of the License Agreement unless (i) terminated earlier automatically upon termination of the Service Agreement between the Sublicensee and the Licensee or (ii) extended upon the mutual consent of all three parties hereto.

3. CONSIDERATION. Each of the parties hereto anticipates that the undertakings contemplated hereunder will increase the marketability and sales of the Products.

4. SUBLICENSE OBLIGATIONS. The Sublicensee acknowledges that it has received and read a copy of the License Agreement (excluding Schedule B thereof) and agrees to be bound to the Licensor and Licensee under this Sublicense Agreement as if the Sublicensee were the Licensee under the License Agreement by all of the provisions therein imposing any obligations on the Licensee (including without limitation the indemnification obligations in Section 9 thereof) insofar as such obligations arise out of or relate to the Products to be issued, marketed and/or sold by the Sublicensee, other than the obligation to pay the License Fees imposed by Section 3 of the License Agreement.

5. SUBLICENSEE AS PRINCIPAL. The Sublicensee agrees that its obligations under the License Agreement pursuant to Section 4 hereof are as a principal and shall be unaffected by any defense or claim that the Licensee may have against the Licensor.

6. LICENSEE LIABILITY. The Licensee makes no representation or warranty, express or implied, to the owners of the Products or any member of the public regarding the advisability of purchasing the Products. The Licensee has no obligation or liability in connection with the administration or calculation of the Dow Jones Industrial Average (SM).

         LICENSEE DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE DOW JONES INDUSTRIAL AVERAGESM OR ANY DATA INCLUDED THEREIN AND LICENSEE SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS THEREIN. LICENSEE MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY SUBLICENSEE, OWNERS OF THE PRODUCTS, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE DOW JONES INDUSTRIAL AVERAGE SM OR ANY DATA INCLUDED THEREIN. LICENSEE MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE DOW JONES INDUSTRIAL AVERAGE SM OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL LICENSEE HAVE ANY LIABILITY FOR ANY LOST PROFITS OR INDIRECT, PUNITIVE, SPECIAL OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES. THERE ARE NO THIRD PARTY BENEFICIARIES OF ANY AGREEMENTS OR ARRANGEMENTS BETWEEN LICENSEE AND SUBLICENSEE.


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         7. GOVERNING LAW. This Sublicense Agreement shall be construed in accordance with the laws of the State of New York without reference to or inclusion of the principles of choice of law or conflicts of law of that jurisdiction.

IN WITNESS WHEREOF, the parties hereto have executed this Sublicense Agreement as of the day first set forth above.



                         THE OHIO NATIONAL LIFE INSURANCE COMPANY
                         (Sublicensee)


                         By:
                             --------------------------------------------
                                            [Title]


                         FIRST TRUST ADVISORS, L.P.
                         (Licensee)


                         By:
                             --------------------------------------------
                                            [Title]


                         DOW JONES & COMPANY, INC.
                         (Licensor)


                         By:
                             --------------------------------------------
                                            [Title]




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